EXHIBIT 99.1

Washington Banking Files $75 Million Shelf Registration

OAK HARBOR, Wash., Sept. 4, 2009 (GLOBE NEWSWIRE) -- Washington Banking Company (Nasdaq:WBCO), the holding company for Whidbey Island Bank, today announced the filing of a shelf registration statement on Form S-3 with the Securities and Exchange Commission.

“The shelf registration gives us flexibility in the capital raising process and affords the opportunity to potentially move quickly into the capital markets should an opportunity for expansion become available over the next few years,” said Jack Wagner, President and Chief Executive Officer.

The registration statement is subject to review by the SEC. The filing of the shelf registration does not require Washington Banking to issue securities. If and when declared effective by the SEC, the shelf registration will allow Washington Banking the flexibility to offer and sell, from time to time over a three-year period, in one or more public offerings, up to a total aggregate of $75 million of its common stock, preferred stock, debt securities, trust preferred securities or warrants either separately or together in any combination thereof. The terms of any future offerings covered by the shelf registration statement would be established at the time of the offering and will be described in a supplement to the written prospectus approved by the board of directors. Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to the company’s general funds and will be available for general corporate purposes, including, without limitation: investments in or advances to existing or future subsidiaries; financing possible acquisitions; repayment of obligations that have matured; redemption of the preferred shares owned by the U.S. Treasury, reducing or refinancing debt; working capital, or any other purpose described in the applicable prospectus supplement.

Washington Banking Company’s shelf registration statement relating to these securities has been filed with the SEC, but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the securities covered by the registration statement will only be arranged by means of a written prospectus.

ABOUT WASHINGTON BANKING COMPANY

Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 18 full-service branches located in five counties in Northwestern Washington. In June 2009, Washington Banking was added to the Russell 2000 Index, a subset of the Russell 3000 Index. Both indices are widely used by professional money managers as benchmarks for investment strategies.

This news release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, credit quality and loan losses, and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; and (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

www.wibank.com

CONTACT: Washington Banking Company
Jack Wagner, President & CEO
Rick A. Shields, EVP & Chief Financial Officer
360.679.3121